Exhibit 23.2

Consent of Independent Auditors

We consent to the incorporation by reference in this Registration Statement of USA Compression Partners, LP on Form S-3 of our report dated January 9, 2026, relating to the consolidated financial statements of J-W Energy Company, appearing in the Current Report on Form 8-K/A dated January 12, 2026, filed with the Securities and Exchange Commission. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Baker Tilly US, LLP

Dallas, Texas
April 10, 2026